UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 15, 2004

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Seagate, Toledo Ohio (Address of principal executive offices)	43666 (Zip Code)

Registrant’s telephone number, including area code  (419)247-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            REGULATION FD

On November 15, 2004, Owens-Illinois, Inc. announced that it commenced a cash tender offer for any and all of its outstanding 7.15% Senior Notes due 2005 in the aggregate principal amount of $350 million and that BSN Glasspack S.A., an indirect wholly-owned subsidiary of the Company, commenced a cash tender offer for any and all of the approximately 140 million euros of outstanding 10-1/4% Senior Subordinated Notes due 2009 of BSN Financing Co. S.A. and any and all of the approximately 160 million euros of outstanding 9-1/4% Senior Subordinated Notes due 2009 of BSN Glasspack Obligation S.A.  A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004	OWENS-ILLINOIS, INC.
(registrant)

	By:	/s/ Matthew G. Longthorne
Name: Matthew G. Longthorne
Its: Vice President and Controller

Exhibit Index

Exhibit 99.1	Press Release dated November 15, 2004 of Owens-Illinois, Inc.